Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ability Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 30, 2018, relating to the consolidated financial statements of Ability Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Ziv Haft

A BDO member firm

August 8, 2018